                         INVESTMENT ADVISORY AGREEMENT

     AGREEMENT, made as of this 1st day of July, 2000, between the SMALL COMPANY GROWTH PORTFOLIO of VANGUARD VARIABLE INSURANCE FUND, a Delaware business trust (the "Fund"), and GRANAHAN INVESTMENT MANAGEMENT, INC., a Massachusetts Corporation (the "Adviser").

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund desires to retain the Adviser to render investment advisory services to the Fund and the Adviser is willing to render such services;

     NOW, THEREFORE, this Agreement

                              W I T N E S S E T H

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. APPOINTMENT OF ADVISER. The Fund hereby employs the Adviser as investment adviser, on the terms and conditions set forth herein, for the Fund. The Adviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES OF ADVISER. The Fund employs the Adviser to manage the investment and reinvestment of the assets of the Fund, to continuously review, supervise and administer an investment program for the Fund, to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested, to provide the Fund with records concerning the activities of the Adviser that the Fund is required to maintain, and to render regular reports to the Fund's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. The Adviser will discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Fund, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus, any additional operating policies or procedures that the Fund communicates to the Adviser in writing, and applicable laws and regulations. The Adviser agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     3. SECURITIES TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Fund, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions, except as otherwise permitted by the Board of Trustees of the Fund pursuant to written policies and procedures provided to the Adviser. The Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in

2

terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund and the other Funds in the same Fund Group. The Adviser will promptly communicate to the Fund's officers and Board of Trustees such information relating to portfolio transactions as they may reasonably request.

     4. COMPENSATION OF ADVISER. For the services to be rendered by the Adviser as provided in this Agreement, the Fund will pay to the Adviser at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on an annual percentage rate of 0.15%, to the average month-end net assets of the Fund for the quarter:

     The Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the Fund relative to the investment performance of the Russell 2000 Growth Index (the "Index"). The investment performance of the Fund will be based on the cumulative return over a trailing 36-month period ending with the applicable quarter, relative to the cumulative total return of the Index for the same time period. The Adjustment applies as follows:

CUMULATIVE 36-MONTH PERFORMANCE OF THE       PERFORMANCE FEE ADJUSTMENT AS A
     FUND  PORTFOLIO VS. BENCHMARK              PERCENTAGE OF BASIC FEE*
     -----------------------------              ------------------------
Trails by -12% or more                             -0.50 x Basic Fee
Trails by more than -6% up to -12%                 -0.25 x Basic Fee
Trails/exceeds from -6% through 6%                  0.00 x Basic Fee
Exceeds by more than 6% but less than 12%          +0.25 x Basic Fee
Exceeds by 12% or more                             +0.50 x Basic Fee
__________
* For purposes of determining the fee adjustment calculation, the basic fee is calculated by applying the quarterly rate against the net assets of the Fund averaged over the same time period for which the performance is measured.

     4.1. TRANSITION RULE FOR CALCULATING ADVISER'S COMPENSATION. The Index will not be fully operable as the sole performance index used to determine the Adviser's Adjustment until the quarter ending June 30, 2003. Until that date, the Adviser's Adjustment will be determined by linking the investment performance of the Index and that of the Small Company Growth Fund Stock Index (the "Prior Index") as follows.

          (A) QUARTER ENDING SEPTEMBER 30, 2000. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Index for the eleven quarters ending June 30, 2000, with that of the Index for the quarter ending September 30, 2000.

          (B) QUARTER ENDING DECEMBER 31, 2000. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Index for the ten quarters ending June 30, 2000, with that of the Index for the two quarters ending December 31, 2000.

3

          (C) QUARTER ENDING MARCH 31, 2001. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Index for the nine quarters ending June 30, 2000, with that of the Index for the three quarters ending March 31, 2001.

          (D) QUARTER ENDING JUNE 30, 2001. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Index for eight quarters ending June 30, 2000, with that of the Index for the four quarters ending June 30, 2001.

          (E) QUARTER ENDING SEPTEMBER 30, 2001. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Index for the seven quarters ending June 30, 2000, with that of the Index for the five quarters ending September 30, 2001.

          (F) QUARTER ENDING DECEMBER 31, 2001. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Index for the six quarters ending June 30, 2000, with that of the Index for the six quarters ending December 31, 2001.

          (G) QUARTER ENDING MARCH 31, 2002. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Index for the five quarters ending June 30, 2000, with that of the Index for the seven quarters ending March 31, 2002.

          (H) QUARTER ENDING JUNE 30, 2002. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Index for four quarters ending June 30, 2000, with that of the Index for the eight quarters ending June 30, 2002.

          (I) QUARTER ENDING SEPTEMBER 30, 2002. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Index for the three quarters ending June 30, 2000, with that of the Index for the nine quarters ending September 30, 2002.

          (J) QUARTER ENDING DECEMBER 31, 2002. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Index for the two quarters ending June 30, 2000, with that of the Index for the ten quarters ending December 31, 2002.

          (K) QUARTER ENDING MARCH 31, 2003. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Index for the one quarter ending June 30, 2000, with that of the Index for the eleven quarters ending March 31, 2003.

          (L)  QUARTER ENDING JUNE 30, 2003.  The Index is fully operable.

4

     4.2. OTHER SPECIAL RULES RELATING TO ADVISER'S COMPENSATION. The following special rules will also apply to the Adviser's compensation:

          (A) FUND PERFORMANCE. The investment performance of the Fund for any period, expressed as a percentage of the Fund's net asset value per share at the beginning of the period will be the sum of: (i) the change in the Fund's net asset value per share during the period; (ii) the value of the Fund's cash distributions per share having an ex-dividend date occurring within the period; (iii) the per share amount of capital gains taxes paid or accrued during such period by the Fund for undistributed realized long-term capital gains.

          (B) INDEX AND PRIOR INDEX PERFORMANCE. The investment record of the Index for any period, expressed as a percentage of the Index at the beginning of such period, will be the sum of: (i) the change in the level of the Index during the period; (ii) the value, computed consistently with the Index, of cash distributions having an ex-dividend date occurring within the period made by companies whose securities comprise the Index.

          (C) EFFECT OF TERMINATION. In the event of termination of this Agreement, the fees provided in this Agreement will be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

     5. REPORTS. The Fund and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including information about changes in partners of the Adviser.

     6. COMPLIANCE. The Adviser agrees to comply with all policies, procedures or reporting requirements that the Board of Trustees of the Fund reasonably adopts and communicates to the Adviser in writing, including any such policies, procedures or reporting requirements relating to soft dollar or directed brokerage arrangements.

     7. STATUS OF ADVISER. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Adviser will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     8. LIABILITY OF ADVISER. No provision of this Agreement will be deemed to protect the Adviser against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

5

     9. DURATION AND  TERMINATION.  This Agreement will become effective on July
1, 2000, and will continue in effect thereafter, only so long as such continuance is approved at least annually by votes of the Fund's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     Provided, however, that (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to Adviser, (ii) this Agreement will automatically terminate in the event of its assignment, and (iii) this Agreement may be terminated by Adviser on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

     As used in this Section 9, the terms "assignment," "interested persons," a "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     10. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     11. PROXY POLICY. With regard to the solicitation of shareholder votes, the Fund will vote the shares of all securities held by the Fund.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 3rd day of July, 2000.


ATTEST:                  SMALL COMPANY GROWTH - VANGUARD VARIABLE INSURANCE FUND


By /s/ Melissa Nassar    By /s/ John J. Brennan
                            Chairman, CEO and President


ATTEST:                  GRANAHAN INVESTMENT MANAGEMENT, INC.


By /s/ Gary C. Hatton    By /s/ John J. Granahan
                            CFA and President

1

                         INVESTMENT ADVISORY AGREEMENT

     AGREEMENT, made as of this 1st day of April, 2000, between the BALANCED PORTFOLIO of VANGUARD VARIABLE INSURANCE FUND, a Delaware business trust (the "Fund"), and WELLINGTON MANAGEMENT COMPANY, LLP, a Massachusetts limited liability partnership (the "Adviser").

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund desires to retain the Adviser to render investment advisory services to the Fund and the Adviser is willing to render such services;

     NOW, THEREFORE, this Agreement

                              W I T N E S S E T H

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. APPOINTMENT OF ADVISER. The Fund hereby employs the Adviser as investment adviser, on the terms and conditions set forth herein, for the Fund. The Adviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES OF ADVISER. The Fund employs the Adviser to manage the investment and reinvestment of the assets of the Fund, to continuously review, supervise and administer an investment program for the Fund, to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested, to provide the Fund with records concerning the activities of the Adviser that the Fund is required to maintain, and to render regular reports to the Fund's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. The Adviser will discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Fund, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus, any additional operating policies or procedures that the Fund communicates to the Adviser in writing, and applicable laws and regulations. The Adviser agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     3. SECURITIES TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Fund, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions, except as otherwise permitted by the Board of Trustees of the Fund pursuant to written policies and procedures provided to the Adviser. The Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission

2

rates available, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund and the other Funds in the same Fund Group. The Adviser will promptly communicate to the Fund's officers and Board of Trustees such information relating to portfolio transactions as they may reasonably request.

     4. COMPENSATION OF ADVISER. For the services to be rendered by the Adviser as provided in this Agreement, the Fund will pay to the Adviser at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the average month-end net assets of the Fund for the quarter:

                .100% on the first $500 million of net assets;
                .050% on the next $500 million of net assets;
                .040% on the net assets of the Fund in excess of $1 billion.

     The Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the Fund relative to the investment performance of the "Benchmark," of which 65% will comprise of the Standard and Poor's Composite Stock Price Index (the "Stock Index") and 35% of which will comprise of the Lehman Brothers Corporate A or Better Bond Index (the "Bond Index"). The investment performance of the Fund will be based on the cumulative return over a trailing 36-month period ending with the applicable quarter, relative to the cumulative total return of the Benchmark for the same time period. The Adjustment applies as follows:

CUMULATIVE 36-MONTH PERFORMANCE OF THE       PERFORMANCE FEE ADJUSTMENT AS A
     FUND  PORTFOLIO VS. BENCHMARK              PERCENTAGE OF BASIC FEE*
     -----------------------------              ------------------------
Trails by -6% or more                              -0.20 x Basic Fee
Trails by more than -6% up to -3%                  -0.10 x Basic Fee
Trails/exceeds from -3% through +3%                 0.00 x Basic Fee
Exceeds by more than +3% but less than +6%         +0.10 x Basic Fee
Exceeds by +6% or more                             +0.20 x Basic Fee
__________
* For purposes of determining the fee adjustment calculation, the quarterly rate is applied against the net assets of the Fund averaged over the same time period for which the performance is measured.

     4.1. TRANSITION RULE FOR CALCULATING ADVISER'S COMPENSATION. The Benchmark will not be fully operable as the sole performance index used to determine the Adviser's Adjustment until the quarter ending March 31, 2003. Until that date, the Adviser's Adjustment will be determined by linking the investment performance of the Benchmark and that of the "Prior Benchmark," 65% of which will comprise of the Stock Index and 35% of which will comprise of the Lehman Brothers Long-Term Corporate AA or Better Bond Index (the "Prior Bond Index") as follows.

3

     1. QUARTER ENDING JUNE 30, 2000. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the eleven quarters ending March 31, 2000, with that of the Benchmark for the quarter ending June 30, 2000.

     2. QUARTER ENDING SEPTEMBER 30, 2000. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the ten quarters ending March 31, 2000, with that of the Benchmark for the two quarters ending September 30, 2000.

     3. QUARTER ENDING DECEMBER 31, 2000. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the nine quarters ending March 31, 2000, with that of the Benchmark for the three quarters ending December 31, 2000.

     4. QUARTER ENDING MARCH 31, 2001. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for eight quarters ending March 31, 2000, with that of the Benchmark for the four quarters ending March 31, 2001.

     5. QUARTER ENDING JUNE 30, 2001. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the seven quarters ending March 31, 2000, with that of the Benchmark for the five quarter ending June 30, 2001.

     6. QUARTER ENDING SEPTEMBER 30, 2001. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the six quarters ending March 31, 2000, with that of the Benchmark for the six quarter ending September 30, 2001.

     7. QUARTER ENDING DECEMBER 31, 2001. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the five quarters ending March 31, 2000, with that of the Benchmark for the seven quarters ending December 31, 2001.

     8. QUARTER ENDING MARCH 31, 2002. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for four quarters ending March 31, 2000, with that of the Benchmark for the eight quarters ending March 31, 2002.

     9. QUARTER ENDING JUNE 30, 2002. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the three quarters ending March 31, 2000, with that of the Benchmark for the nine quarter ending June 30, 2002.

4

     10. QUARTER ENDING SEPTEMBER 30, 2002. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the two quarters ending March 31, 2000, with that of the Benchmark for the ten quarter ending September 30, 2002.

     11. QUARTER ENDING DECEMBER 31, 2002. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the one quarter ending March 31, 2000, with that of the Benchmark for the eleven quarters ending December 31, 2002.

     12. QUARTER ENDING MARCH 31, 2003. The Benchmark is fully operable.

     4.2. OTHER SPECIAL RULES RELATING TO ADVISER'S COMPENSATION. The following special rules will also apply to the Adviser's compensation:

     1. FUND PERFORMANCE. The investment performance of the Fund for any period, expressed as a percentage of the Fund's net asset value per share at the beginning of the period will be the sum of: (i) the change in the Fund's net asset value per share during the period; (ii) the value of the Fund's cash distributions per share having an ex-dividend date occurring within the period;
(iii) the per share amount of capital gains taxes paid or accrued during such period by the Fund for undistributed realized long-term capital gains.

     2. BENCHMARK AND INDEX PERFORMANCE.

          (A) BENCHMARK. The investment record of the Benchmark for any period, expressed as a percentage of the Benchmark at the beginning of such period, will be the sum of: (i) the change in the level of the Benchmark during the period; (ii) the value of the interest accrued or paid on the bonds included in the Benchmark, assuming the reinvestment of such interest on a monthly basis. Computations of the two components of the Benchmark will be made at the beginning of each quarter, based on the allocation set forth in this Agreement.

               i. BOND INDEX. The investment record of the Bond Index for the period, expressed as a percentage of the Bond Index at the beginning of such period, will be the sum of: (i) the change in the level of the Benchmark during the period; (ii) the value of the interest accrued or paid on the bonds included in the Benchmark, assuming the reinvestment of such interest on a monthly basis.

               ii. STOCK INDEX. The investment record of the Stock Index for any period, expressed as a percentage of the Stock Index at the beginning of such period, will be the sum of: (i) the change in the level of the Stock Index during the period; (ii) the value, computed consistently with the Stock Index, of cash distributions having an ex-dividend date occurring within the period made by companies whose securities comprise the Stock Index.

5

          (B) PRIOR BENCHMARK. The investment record of the Prior Benchmark for any period will be computed in the same manner as that of the Benchmark; provided, however, that the Prior Bond Index will be substituted for the Bond Index.

          (C) EFFECT OF TERMINATION. In the event of termination of this Agreement, the fees provided in this Agreement will be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

     5. REPORTS. The Fund and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including information about changes in partners of the Adviser.

     6. COMPLIANCE. The Adviser agrees to comply with all policies, procedures or reporting requirements that the Board of Trustees of the Fund reasonably adopts and communicates to the Adviser in writing, including any such policies, procedures or reporting requirements relating to soft dollar or directed brokerage arrangements.

     7. STATUS OF ADVISER. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Adviser will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     8. LIABILITY OF ADVISER. No provision of this Agreement will be deemed to protect the Adviser against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     9. DURATION AND TERMINATION. This Agreement will become effective on April 1, 2000, and will continue in effect thereafter, only so long as such continuance is approved at least annually by votes of the Fund's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     Provided, however, that (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to Adviser, (ii) this Agreement will automatically terminate in the event of its assignment, and (iii) this Agreement may be terminated by Adviser on ninety days' written notice to the Fund. Any

6

notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

     As used in this Section 9, the terms "assignment," "interested persons," a "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     10. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     11. PROXY POLICY. With regard to the solicitation of shareholder votes, the Fund will vote the shares of all securities held by the Fund.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 29th day of March, 2000.


ATTEST:                  BALANCED PORTFOLIO - VANGUARD VARIABLE INSURANCE FUND


By /s/ Melissa Nassar    By /s/ John J. Brennan
                            Chairman, CEO and President


ATTEST:                  WELLINGTON MANAGEMENT COMPANY, LLP.


By /s/ Sara Lou Sherman  By /s/ John H. Gooch
                            Senior Vice President and Partner

1

                         INVESTMENT ADVISORY AGREEMENT

     AGREEMENT, made as of this 1st day of October, 2000, between the GROWTH PORTFOLIO of VANGUARD VARIABLE INSURANCE FUND, a Delaware business trust (the "Fund"), and LINCOLN CAPITAL MANAGEMENT COMPANY, an Illinois corporation (the "Adviser").

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Fund has retained the Adviser to render investment advisory services to the Fund under a prior investment advisory agreement dated June 1, 1993; and

     WHEREAS, the Fund and Adviser desire to enter into a new investment advisory agreement for purposes of implementing performance fee adjustments to Adviser's compensation.

     NOW, THEREFORE, this Agreement


                              W I T N E S S E T H


that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. APPOINTMENT OF ADVISER. The Fund hereby employs Adviser as investment adviser, on the terms and conditions set forth herein, for the assets of the Fund that the Board of Trustees determines to assign to Adviser (referred to in this Agreement as the 'Lincoln Portfolio"). The Trust's Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to Adviser. Adviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES OF ADVISER. The Fund employs Adviser to manage the investment and reinvestment of the assets of the Lincoln Portfolio; to continuously review, supervise and administer an investment program for the Fund; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of Adviser that the Fund is required to maintain; and to render regular reports to the Fund's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. Adviser will discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Fund, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus, any additional operating policies or procedures that the Fund communicates to Adviser in writing, and applicable laws and regulations. Adviser agrees to provide, at its own expense, the office space, furnishings and equipment, and the personnel required by it to perform the services on the terms and for the compensation provided herein.

2

     3. SECURITIES TRANSACTIONS. Adviser is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Lincoln Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions, except as otherwise permitted by the Board of Trustees of the Fund pursuant to written policies and procedures provided to Adviser. Subject to policies established by the Fund's Board of Trustees, Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or Adviser's overall responsibilities with respect to the accounts as to which Adviser exercises investment discretion. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. Adviser will promptly communicate to the Fund's officers and Board of Trustees such information relating to portfolio transactions as they may reasonably request.

     4. COMPENSATION OF ADVISER. For services to be rendered by Adviser as provided in this Agreement, the Fund will pay to Adviser, at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on an annual percentage rate of .15%, to the average month-end net assets of the Lincoln Portfolio for the quarter.

     The Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the Lincoln Portfolio relative to the investment performance of the Russell 1000 Growth Index (the "Index"). The investment performance of the Lincoln Portfolio will be based on its cumulative return over a trailing 36-month period ending with the applicable quarter, compared with the cumulative total return of the Index for the same period. The Adjustment applies as follows:

CUMULATIVE 36-MONTH PERFORMANCE OF THE       PERFORMANCE FEE ADJUSTMENT AS A
      LINCOLN PORTFOLIO VS. INDEX               PERCENTAGE OF BASIC FEE*
      ---------------------------               ------------------------
Exceeds by more than +9%                     +15%
Exceeds by 0% to +9%                         Linear increase between 0% and +15%
Trails by 0% to -9%                          Linear decrease between 0% and -15%
Trails by more than -9%                      -15%
__________
* For purposes of the Adjustment calculation, the Basic Fee is calculated by applying the above rate schedule against the average net assets of the Lincoln Portfolio over the same period for which the performance is measured. Linear application of the adjustment provides for an infinite number of results within the stated range. Example: Cumulative 36-month performance of the Lincoln Portfolio versus the Index is +7.2%. Accordingly, a performance fee Adjustment of +12% [(7.2% divided by 9.0%) times 15% maximum] of the Basic Fee, as calculated over the trailing 36-months, would be due and payable.

3

     4.1. TRANSITION RULE FOR CALCULATING ADVISER'S COMPENSATION. The Adjustment will not be fully operable until the close of the quarter ending September 30, 2003. Until that date, the following transition rules will apply:

          (A) OCTOBER 1, 2000 THROUGH JUNE 30, 2001. Adviser's compensation will be the Basic Fee. No Adjustment will apply during this period.

          (B) JULY 1, 2001 THROUGH SEPTEMBER 30, 2003. Beginning July 1, 2001, the Adjustment will take effect on a progressive basis with regards to the number of months elapsed between October 1, 2000, and the quarter for which Adviser's fee is computed. During this period, the +/-9% hurdle rate, as well as the Adjustment described in Section 4.0, will be multiplied by a fraction, which will equal the number of months elapsed since October 1, 2000, divided by 36. Example: Cumulative 18-month performance of the Lincoln Portfolio versus the Index is +8.1%. Accordingly, a performance fee Adjustment of +7.5% [(8.1 divided by 4.5%(a)) times 7.5% maximum] of the Basic Fee, as calculated over the trailing 18-months, would be due and payable.

     (a) Note that the cumulative performance versus the Index exceeds the maximum hurdle rate (adjusted in this case).

          (C) ON AND AFTER OCTOBER 1, 2003. The Adjustment will be fully operable at this time.

     4.2. OTHER SPECIAL RULES RELATING TO ADVISER'S COMPENSATION. The following special rules will also apply to Adviser's compensation:

          (A) LINCOLN PORTFOLIO PERFORMANCE. The investment performance of the Lincoln Portfolio for any period, expressed as a percentage of the "Lincoln Portfolio unit value" at the beginning of the period, will be the sum of:
     (i) the change in the Lincoln Portfolio unit value during such period; (ii) the unit value of the Fund's cash distributions from the Lincoln Portfolio's net investment income and realized net capital gains (whether short or long term) having an ex-dividend date occurring within the period; and (iii) the unit value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period; expressed as a percentage of its net asset value per share at the beginning of such period. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in shares of the investment company at the net asset value per share in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends, and taxes.

4

          (B) "LINCOLN PORTFOLIO UNIT VALUE". The "Lincoln Portfolio unit value" will be determined by dividing the total net assets of the Lincoln Portfolio by a given number of units. Initially, the number of units in the Lincoln Portfolio will equal the total Fund shares outstanding on October 1, 2000. Subsequently, as assets are added to or withdrawn from the Lincoln Portfolio, the number of units of the Lincoln Portfolio will be adjusted based on the unit value of the Lincoln Portfolio on the day such changes are executed. Any cash buffer maintained by the Fund outside of the Lincoln Portfolio shall neither be included in the total net assets of the Lincoln Portfolio nor included in the computation of the Lincoln Portfolio Unit Value.

          (C) INDEX PERFORMANCE. The investment record of the Index for any period, expressed as a percentage of the Index level at the beginning of such period, will be the sum of (i) the change in the level of the Index during such period, and (ii) the value, computed consistently with the Index, of cash distributions having an ex-dividend date occurring within such period made by companies whose securities make up the Index. For this purpose, cash distributions on the securities that make up the Index will be treated as reinvested in the Index, at least as frequently as the end of each calendar quarter following the payment of the dividend. The calculation will be gross of applicable costs and expenses.

          (D) PERFORMANCE COMPUTATIONS. The foregoing notwithstanding, any computation of the investment performance of the Lincoln Portfolio and the investment record of the Index shall be in accordance with any then applicable rules of the U.S. Securities and Exchange Commission.

          (E) EFFECT OF TERMINATION. In the event of termination of this Agreement, the fees provided in this Agreement will be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

     5. REPORTS. The Fund and Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including information about changes in ownership of Adviser.

     6. COMPLIANCE. Adviser agrees to comply with all policies, procedures, or reporting requirements that the Fund's Board of Trustees reasonably adopts and communicates to Adviser in writing, including any such policies, procedures, or reporting requirements relating to soft dollar or directed brokerage arrangements.

     7. STATUS OF ADVISER. The services of Adviser to the Fund are not to be deemed exclusive, and Adviser will be free to render similar services to others so long as its services to the Fund are not impaired thereby. Adviser will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

5

     8. LIABILITY OF ADVISER. In the absence of (i) willful misfeasance, bad faith, or gross negligence on the part of Adviser in performance of its obligations and duties hereunder; (ii) reckless disregard by Adviser of its obligations and duties hereunder; or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), Adviser shall not be subject to any liability whatsoever to the Fund, or to any shareholder of the Fund, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption, or sales of any security on behalf of the Fund.

     9. DURATION AND TERMINATION. This Agreement will become effective on October 1, 2000, and will continue in effect thereafter, only so long as such continuance is approved at least annually by votes of the Fund's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, a continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     However this Agreement (i) may at any time be terminated without payment of any penalty either by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to Adviser; (ii) will automatically terminate in the event of its assignment; and (iii) may be terminated by Adviser on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

     As used in this Section 9, the terms "assignment," "interested persons," and a "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     10. SEVERABILITY. If any provision of this Agreement is held to be or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

     11. PROXY POLICY. With regard to the solicitation of shareholder votes, the Fund will vote the shares of all securities held by the Fund.

     12. GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

6

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED THIS 27TH DAY OF SEPTEMBER, 2000.



ATTEST:                  GROWTH PORTFOLIO - VANGUARD VARIABLE INSURANCE FUND


By /s/ Melissa Nassar    By /s/ John J. Brennan
                            Chairman, CEO and President


ATTEST:                  LINCOLN CAPITAL MANAGEMENT COMPANY


By /s/ Karen Pratt       By /s/ David M. Fowler
                            President

                             AMENDMENT TO AGREEMENT

     This document amends the Investment Advisory Agreement dated November 9, 1998 ("Agreement") between Barrow, Hanley, Mewhinney & Strauss, Inc. ("BHM&S") and the Vanguard Variable Insurance Fund ("Fund").

     The Agreement states that BHMS will provide  advisory  services to the Fund
for   certain   compensation,   which   is   increased   or   decreased   by  an
incentive/penalty fee.

     The incentive or penalty is determined by comparing the Fund's investment performance to the investment performance of an index benchmark.

     The Agreement erroneously provides that the incentive/penalty fee shall be in effect for certain time periods beginning on December 29, 1998. The correct date is February 8, 1999. BHM&S did not begin actively managing the Fund's assets until February 8, 1999. The Fund was gathering assets from December 29, 1998 until February 8, 1999, and its assets were not being actively managed by BHM&S.

     Other dates in the agreement, dates that refer to transition periods for the gradual implementation of the incentive/penalty fee, are - as a result - also incorrect.

     This Amendment corrects the unintentional errors, and amends the Agreement as follows:

     - Paragraph 4.1 of the Agreement: The date December 31, 2001 shall be replaced with the date March 31, 2002;
     -    Paragraph 4.1(a) of the Agreement:

          - The date December 29, 1998 shall be replaced with the date February 8,1999;
          - The date September 30, 1999 shall be replaced with December 31, 1999; and

     - Paragraph 4.1(b) of the Agreement: The date December 31, 1999 shall be replaced with the date March 31, 2000.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed this 16th day of December, 1999.



ATTEST:                   VANGUARD VARIABLE INSURANCE FUND


By 12/16/99               By  /s/ Raymond J. Klapinsky
                              Secretary



ATTEST:                   BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.


By 12/10/99               By  /s/ Bryant M. Hanley, Jr.
                              President, Secretary and Treasurer

                        VANGUARD VARIABLE INSURANCE FUND
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM

                            Effective April 30, 2003

     This Addendum amends Section 4 of the Investment Advisory Agreement dated July 1, 2000 between Vanguard VARIABLE INSURANCE FUND - SMALL COMPANY GROWTH PORTFOLIO (the "Fund") and GRANAHAN INVESTMENT MANAGEMENT, INC. ("GRANAHAN") as follows.

4. COMPENSATION OF GRANAHAN. For the services to be rendered by GRANAHAN as provided in this Agreement, the Fund will pay to GRANAHAN at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the annual percentage rate of 0.15%, to the average month-end net assets of the GRANAHAN Portfolio for the quarter.

     The Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the GRANAHAN Portfolio relative to the investment performance of the Russell 2500 Growth Index. The investment performance of the GRANAHAN Portfolio will be based on the cumulative return over a trailing 36-month period ending with the applicable quarter, relative to the cumulative total return of the Russell 2500 Growth Index for the same time period. The Adjustment applies as follows:

CUMULATIVE 36-MONTH PERFORMANCE OF THE
GRANAHAN PORTFOLIO VS. THE RUSSELL          PERFORMANCE FEE ADJUSTMENT AS A
2500 GROWTH INDEX                           PERCENTAGE OF THE BASIC FEE*
-----------------                           ----------------------------
Trails by -12% or more                      -0.50 x Basic Fee
Trails by more than -6% up to -12%          -0.25 x Basic Fee
Trails/Exceeds by -6% through 6%             0.00 x Basic Fee
Exceeds by more than 6% but less than 12%   +0.25 x Basic Fee
Exceeds by 12% or more                      +0.50 x Basic Fee
------------------
*For purposes of determining the fee adjustment calculation, the basic fee is calculated by applying the quarterly rate against the net assets of the Granahan Portfolio averaged over the same time period for which the performance is measured.

4.1. TRANSITION RULE FOR CALCULATING GRANAHAN'S COMPENSATION. The fee structure described in Section 4 will not be fully operable until the quarter ending June 30, 2006. Until that date, the Adjustment will be determined by linking the investment performance of the Russell 2500 Growth Index and that of the Russell 2000 Growth Index.

1. QUARTER ENDING JUNE 30, 2003. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the eleven quarters and one month ending April 30, 2003 with that of the Russell 2500 Growth Index for the two months ending June 30, 2003.

2. QUARTER ENDING SEPTEMBER 30, 2003. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the ten quarters and one month ending April 30, 2003 with that of the Russell 2500 Growth Index for the two months and one quarter ending September 30, 2003.

3. QUARTER ENDING DECEMBER 31, 2003. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the nine quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and two quarters ending December 31, 2003.

4. QUARTER ENDING MARCH 31, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the eight quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and three quarters ending March 31, 2004.

5. QUARTER ENDING JUNE 30, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the seven quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and four quarters ending June 30, 2004.

6. QUARTER ENDING SEPTEMBER 30, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the six quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and five quarters ending September 30, 2004.

7. QUARTER ENDING DECEMBER 31, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the five quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and six quarters ending December 31, 2004.

8. QUARTER ENDING MARCH 31, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the four quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and seven quarters ending March 31, 2005.

9. QUARTER ENDING JUNE 30, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the three quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and eight quarters ending June 30, 2005.

10. QUARTER ENDING SEPTEMBER 30, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the two quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and nine quarters ending September 30, 2005.

11. QUARTER ENDING DECEMBER 31, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the one quarter and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and ten quarters ending December 31, 2005.

12. QUARTER ENDING MARCH 31, 2006. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the one month ended April 30, 2003, with that of the Russell 2500 Growth Index for the two months and eleven quarters ended March 31, 2006.

13.  QUARTER ENDING JUNE 30, 2006. The benchmark transition is complete.

NO EFFECT ON OTHER PROVISIONS. Except with respect to these fee schedules, all other provisions of the Investment Advisory Agreement dated September 29, 2000 remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed this 2nd day of January, 2003.

VANGUARD VARIABLE INSURANCE FUND - SMALL COMPANY GROWTH PORTFOLIO

/S/  JOHN J. BRENNAN
     --------------------------------
     Chairman, CEO and President


GRANAHAN INVESTMENT MANAGEMENT, INC.

By   /S/   JOHN J. GRANAHAN
           --------------------------
Title      PRESIDENT